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                                   EXHIBIT 11

                 CONSOLIDATED-TOMOKA LAND CO. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                                                                    FOR THE THREE MONTHS ENDED
                                                                                                   MARCH 31,            MARCH 31,
                                                                                                     1995                  1994
                                                                                                   ---------            ---------
PRIMARY EARNINGS (IN THOUSANDS)

 INCOME  FROM CONTINUING OPERATIONS                                                                 (254,498)           1,642,659

 LOSS FROM DISCONT. RESORT OPERATIONS (NET OF TAX)                                                        --              145,883
                                                                                                   ---------            ---------
  NET INCOME APPLICABLE TO COMMON STOCK                                                             (254,498)           1,788,542
                                                                                                   =========            =========
PRIMARY SHARES USED IN COMPUTATION
  WEIGHTED AVERAGE NUMBER OF COMMON SHARES  OUTSTANDING                                            6,261,272            6,261,272

SHARES APPLICABLE TO STOCK OPTIONS USING THE TREASURY STOCK
  METHOD AT AVERAGE MARKET PRICE FOR THE PERIOD                                                       13,922               39,634
                                                                                                   ---------            ---------
TOTAL PRIMARY SHARES                                                                               6,275,194            6,300,906
                                                                                                   =========            =========


PRIMARY EARNINGS PER COMMON SHARE:

 INCOME FROM CONTINUING OPERATIONS                                                                    ($0.04)               $0.26

 LOSS FROM DISCONT. RESORT OPERATIONS (NET OF TAX)                                                        --                $0.03
                                                                                                   ---------            ---------
  NET INCOME APPLICABLE TO COMMON STOCK                                                               ($0.04)               $0.29
                                                                                                   =========            =========



FULLY DILUTED SHARES USED IN COMPUTATION
 TOTAL PRIMARY SHARES                                                                              6,275,194            6,300,906

  SHARES APPLICABLE TO STOCK OPTIONS IN ADDITION TO THOSE
   USED IN PRIMARY COMPUTATION DUE TO USE OF THE HIGHER OF
   AVERAGE MARKET PRICE OR PERIOD END MARKET PRICE                                                    22,540                1,947
                                                                                                   ---------            ---------
                                                                                                   6,297,734            6,302,853
                                                                                                   =========            =========


FULLY DILUTED EARNINGS PER SHARE:

 INCOME  FROM CONTINUING OPERATIONS                                                                   ($0.04)               $0.26

 LOSS FROM DISCONT. RESORT OPERATIONS (NET OF TAX)                                                        --                $0.03

                                                                                                   ---------            ---------
  NET INCOME APPLICABLE TO COMMON STOCK                                                               ($0.04)               $0.29
                                                                                                   =========            =========
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